Exhibit 10.6

AGREEMENT PROVIDING

REPRESENTATIONS AND WARRANTIES

between

GENERATION INCOME PROPERTIES, L.P.

and

LC2-NNN PREF, LLC, as Assured Party

August 10, 2023

Section 1. Background Statement. Definitions and References.		1
Section 2. Generation’s Representations and Warranties.		4
2.1.	Representations with respect to the Company.	4
2.2. Generation’s Representations with Respect to the Properties		7
Section 3.	Miscellaneous.	9
3.1. Dispute Resolution.		10
3.2.	Notices.	10
3.3.	Integration: Modification and Amendments.	10
3.4.	Successors and Assigns.	11
3.5.	Counterparts.	11
3.6.	Severability.	11
3.7.	Limited Third Party Beneficiaries.	11
3.8.	WAIVER OF TRIAL BY JURY.	11
3.9.	Governing Law.	11
3.10.	Indemnification by Generation	11
3.11.	Payment and Procedure for General Indemnification.	12

EXHIBITS AND SCHEDULES:

Exhibit l: The JV Agreement

Exhibit 2: Pre-Transactions Organizational Chart

Exhibit 3: Post-Transactions Organizational Chart

Schedule 1: Ownership

Schedule 2: Organizational Documents

Schedule 3: Outstanding Debt

Schedule 4: Leases

Schedule 5: Insurance

Schedule 6: Claims

Schedule 7: Policies

Schedule 8: Existing Loan Documents

Schedule 9: Outstanding Loan Balance(s)

ii

12314738-6

AGREEMENT PROVIDING REPRESENTATIONS AND WARRANTIES

THIS AGREEMENT PROVIDING REPRESENTATIONS AND WARRANTIES (as the same may hereinafter be amended, the “Agreement”) is entered into and effective as of this day of August 10, 2023 (the “Agreement Date”), by and among GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (“Generation”) and LC2-NNN PREF, LLC, a Delaware limited liability company (“Assured Party”).

BACKGROUND STATEMENT

A. Simultaneously with the execution and delivery of this Agreement, the Assured Party will be (i) making an initial capital contribution of $12,000,000 (the “Investment”) into GIPVB SPE LLC, a Delaware limited liability company (the “Company”) in exchange for membership interests (the “Assured Party Membership Interests”) in the Company and (ii) entering into the Amended and Restated Limited Liability Company Agreement of the Company, among the Company, Generation and the Assured Party (the “JV Agreement”), providing for, among other things, the Investment and the issue of the Assured Party Membership Interests (the “Transactions”). A copy of the JV Agreement is attached to this Agreement as Exhibit 1. The sole members of the Company are the Assured Party and Generation and a copy of the related organizational charts before the Transactions (“Pre-Transactions Organizational Chart”) and after the Transactions (the “Post-Transactions Organizational Chart”) are attached to this Agreement as Exhibit 2 and Exhibit 3, respectively.

B. The Company is the indirect owner of 8 rental properties (the “Company Portfolio”) and is, simultaneously with the execution of this Agreement, indirectly acquiring an additional 13 rental properties (the “Modiv Portfolio”, and collectively with the Company Portfolio, the “Properties”). A description of each of the Properties is contained in the JV Agreement.

C. The execution and delivery of this Agreement is a material inducement and a condition to the Assured Party’s participation in the Transactions.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Generation Parties and the Assured Party agree as follows.

Section 1. Background Statement. Definitions and References.

The Background Statement is true and correct in all respects and incorporated into this Agreement in its entirety.

The following terms, as used in this Agreement, have the following meanings and references:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means a Person that controls, is in common control with or is controlled by, another Person; and for such purpose, “control” of a Person (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the legal power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the introductory paragraph.

“Agreement Date” means the date of this Agreement, as set forth in the introductory paragraph of this Agreement.

“Assured Party Membership Interests” has the meaning set forth in the Background Statement.

“Business Day” means any day upon which commercial banks in the County are required to be open for business.

“Claim” means any written (including electronic) or oral charge, demand, claim, assertion, grievance, controversy, complaint, suit, action, cause of action, investigation, proceeding (whether criminal, civil, administrative or otherwise), or notice by any Person or Governmental Entity alleging actual or potential Liability of any kind, or with respect to any breach or default under any Law, contract, agreement, permit, plan, or other instrument.

“Closing Documents” has the meaning set forth in Section 2.1.m).

“Contracts” means all contracts and other agreements to which the Assured Party or Generation is a party, and all other contracts and agreements relating to the Properties (including relating to the construction, alteration, demolition, redevelopment, employment, management, service, or supply thereof).

“County” means Hillsborough County, a political subdivision of the State of Florida.

“Environmental Law” means any Law or determination of any Governmental Entity or agency affecting the Property and pertaining to human health or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), including the Comprehensive Environmental Response, Compensation and Liability Act of 1982 and the Resource Conservation and Recovery Act of 1986.

“Generation Parties” means, collectively, Generation and the Company.

“Generation Parties’ Knowledge” means, and is limited to, the actual knowledge, as of an applicable date and after reasonable inquiry, of Dave Sobelman and Emily Hewland.

“Governmental Entity” means any international, national, federal, state, county, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign.

“Hazardous Substances” means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Law related to human health or the environment, as in effect as of the date hereof, (ii) petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) friable asbestos, (vi) flammable explosives, (vii) infectious materials, (viii) radioactive materials, (ix) mold, mildew or any other biological toxins or (x) hazardous to human health or to the environment.

“Indebtedness” means, with respect to a Person, any obligations of such Person: for borrowed money, including related fees and expenses; (i) evidenced by any note, bond, debenture, mortgage or similar instrument; (ii) for the deferred purchase price of goods or services; (iii) under any license, lease, rent or other contract; or (iv) in the nature of guarantees of any of the obligations described in the foregoing clauses (i) through (iv) of any other Person.

“Indemnity Notice” is defined in Section 3.11(a).

“Inspection Materials” is defined in Section 2.2.

“IRS” is defined in Section 2.2.

“JV Agreement” is defined in the Background Statement.

“Law” means any law, statute, ordinance, order, regulation or requirement of any Governmental Entity.

“Liability” means any direct or indirect liability, indebtedness, guaranty, endorsement, encumbrance, promise, covenant, agreement, commitment, loss, damage, judgment, order, lien, security interest, encumbrance, settlement, deficiency, obligation, responsibility, amount due, Tax, penalty, cost, fee, and expense (including attorneys’ and other professional fees and costs actually incurred), fixed or unfixed, known or unknown, asserted or unassorted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

“Losses” means losses, damages, Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Modiv Portfolio” has the meaning set forth in the Background Statement.

“OFAC” is defined in Section 2.1.

"Permitted Lien” means any Liability related to the Existing Loan Documents.

“Person” means any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership, sole proprietorship, organization, Governmental Entity or political subdivision thereof or other legal entity.

“Post-Transactions Organizational Chart” is defined in the Background Statement.

“Pre-Transactions Organizational Chart” is defined in the Background Statement.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Subsidiaries” means, collectively, GIP13, LLC and all of the special purpose entities owning each of the Properties.

“Subsidiary” means, individually, GIP13, LLC and all of the special purpose entities owning each of the Properties.

“Subsidiary Organizational Documents” is defined in Section 2.1.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority or other Governmental Entity in connection with any Taxes, including any schedule or attachment thereto or amendment thereof,

“Taxes” means any and all federal, state, county, local, foreign or other income, property, sales, intangible, use, franchise, value added, employees’ income withholding, social security, unemployment and other taxes, of any nature whatsoever, including any interest, fines, additions to tax or penalties with respect thereto, whether disputed or not.

“Third Party Claim” is defined in Section 3.11(b).

“Transactions” has the meaning set forth in the Background Statement.

Section 2. Generation’s Representations and Warranties.

2.1. Representations with respect to the Company.Generation represents and warrants to the Assured Party, as of the Agreement Date, as follows:

(a) Organization. The Company and each Subsidiary is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization.

(b) Authority/Consent. The Company possesses all requisite power and authority, and has taken all actions as required by its organizational documents and applicable Law to execute and deliver this Agreement, the Company’s JV Agreement and the other documents to which the Company is a Party which are necessary or appropriate to fulfill its obligations in connection with the Transactions.

(c) Litigation. No action, suit or other proceeding is pending or, to Generations Parties’ Knowledge, has been threatened in writing, that concerns or involves the Company, any Subsidiary or any of the Properties in any manner.

(d) Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Generation Parties’ Knowledge, threatened, against the Company or any Subsidiary.

(e) Other Sales Agreements. Except as provided for in the JV Agreement, neither the Company or any Subsidiary has entered into any agreement or letter of intent to sell any interest in the Company, any Subsidiary or any of the Properties.

(f) Ownership.

(i) Since its inception, the Company has been wholly owned by Generation.

(ii) Immediately following the completion of the Transactions, and except as described on Schedule 1, (A) The Company, legally, beneficially and directly or through its ownership of NewCo, owned all of the membership interests in the Subsidiaries (including NewCo), as the case may be, free and clear of all Liabilities and Claims of others other than Permitted Liens, and (B) Neither the Company or any of the Subsidiaries directly or indirectly owned any interest in any Person or any assets other than the Properties and any assets related thereto. The Pre-Transactions Organizational Chart is a true, correct and complete depiction of the direct and indirect ownership interests of Company and the Subsidiaries prior to the consummation of the Transactions.

(iii) Immediately following the consummation of the Transactions, no Subsidiary will directly or indirectly own any interest in any Person or any assets other than the Properties and any assets related thereto, and other than as depicted on the Post-Transactions Organizational Chart. The Post-Transactions Organizational Chart is a true, correct and complete depiction of the direct and indirect ownership interests of each Subsidiary immediately following the consummation of the Transactions. Each Subsidiary is a special purpose bankruptcy remote limited liability company.

(g) Organizational Documents. The Company has delivered or made available to the Assured Party a true, complete and correct copy of all organizational documents of each Subsidiary, including all certificates of formation, foreign qualifications and operating agreements, and all amendments, modifications and supplements thereof (collectively, the “Subsidiary Organizational Documents”). A true, correct and complete list of all of the Subsidiary Organizational Documents have been made available to the Assured Party. The Subsidiary Organizational Documents constitute all of the documents, agreements and instruments with respect to the ownership, governance, management and organization of each Subsidiary. Each of the Subsidiary Organizational Documents is in full force and effect, and no defaults exist under any of the Subsidiary Organizational Documents (other than to the extent a Subsidiary Organizational Document with respect to Subsidiaries holding the Company Portfolio is amended and restated to be identical in form and substance to the Subsidiary Organizational Documents for the entities formed to consummate the acquisition of the Modiv Portfolio.

(h) Limited Purpose Entity. Since its inception the Company has not conducted any business other than directly owning the Subsidiaries, and since their inception, the Subsidiaries have not conducted any business other than directly or indirectly owning, developing, constructing, operating, maintaining, financing, and leasing the Properties and have not owned any asset which is not related or incidental thereto

(i) Unaudited Financial Statements of the Company. The Company has delivered or made available to the Assured Party true, complete and correct copies of the Company’s consolidated and consolidating financial statements of the Company for the 2021 and 2022 calendar years and for the six months ended June 30, 2023 (collectively, the “Financial Statements”). The Financial Statements are true, correct and complete in all material respects.

(j) Outstanding Debt. Except for the existing loans with Valley National Bank and any other obligations under the Contracts set forth on Schedule 3, and any other Liabilities expressly disclosed on the Financial Statements, or otherwise expressly disclosed in writing to the Assured Party and any other immaterial Liabilities incurred in the normal course of business, consistent with past practice, after the ending date of the balance sheets included within the Financial Statements, neither the Company or any Subsidiary has any indebtedness, obligations, contractual or other Liabilities of any nature, fixed or contingent, including any such Liabilities evidenced by bonds, debentures, notes, indemnities, judgments, orders, guaranties, loan agreements or other instruments.

(k) Operating Statements and General Ledgers. The Company has delivered or made available to the Assured Party true, complete and correct copies of the current operating statements with respect to the Properties, which operating statements accurately and fairly present, in all material respects, the results of operations of the Properties for the periods then ended.

(l) Employees. Neither the Company or any Subsidiary following the completion of the Transaction, has any employee, any employment agreements or any consulting agreement or has ever been subject to any collective bargaining agreements.

(m) No Conflicts. The execution and delivery of this Agreement and the JV Agreement by the Company, and the execution and delivery by each of the other documents necessary or appropriate for the Company to fulfill its obligation with respect to the Transactions and to which the Company is a party (the “Closing Documents”) will not: (i) violate any judgment, order, injunction, or decree to which any Company, and Subsidiary or the Properties is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of any of the Company or the Subsidiary (including the Subsidiary Organizational Documents) or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which the Company, any Subsidiary or any of the Properties are bound.

(n) OFAC. Neither the Company, or any of the Subsidiaries, or to Generation Parties’ Knowledge, any of their equity owners, or any of their respective employees, officers, or directors, is a Person with whom U.S. Persons are restricted from doing business under regulations of the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) (including those named on OFAC’s Specially Designated Nationals List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other similar governmental action.

2.2. Generation’s Representations with Respect to the Properties. Generation represents and warrants to the Assured Party, as of the Agreement Date, as follows:

(a) Title to Property. Each Subsidiary is the sole owner, in fee simple, of its respective Property other than the tenant in common arrangement between GIPIL 525 S Perryville LLC and Sunny Ridge MHP LLC.

(b) Contracts. There exists no material default by the Company or any Subsidiary or, to Generation Parties’ Knowledge any other contracting party under any of the Contracts.

(c) No Leases. Except for leases referenced and attached hereto as Schedule 4, there are no leases, leasing Costs or outstanding brokerage agreements with respect to the Properties. The Company has provided the Assured Party with full and complete copies of the leases, including all assignments, amendments, guaranties, supplements, extensions, renewals and modifications thereto. There exists no default by any of the Subsidiaries or any tenant under the leases. No tenant under any of the leases has sought early termination of any lease nor has indicated that any such tenant would not exercise any renewal of such lease.

(d) Violations of Law. Neither the Company or any Subsidiary has received written notice from any Governmental Entity of any material violation of any Law affecting any Subsidiary or the Properties or any portion thereof (including the conduct of business operations thereon) which are unresolved. In addition, except as may be included in materials (the “Inspection Materials”) provided by the Company to the Assured Party prior to the consummation of the Transactions or otherwise disclosed in writing to the Assured Party, neither the Company or any Subsidiary has received any written notice from any Governmental Entity with respect to (i) any special assessments or proposed increases in the assessed value of any of the Properties (except as set forth in any current Notice of Proposed Property Taxes); any condemnation or eminent domain proceedings affecting the Properties; or (ii) any violation of any Law (including any Environmental Law or any zoning, health, fire safety or other Law, regulation or code applicable to any of the Properties) which remains outstanding or any investigation, administrative order, consent order or agreement with respect to Hazardous Substances.

(e) Storage Tanks: Reports. Except with respect to issues disclosed in the Inspection Materials, or otherwise disclosed by the Company to the Assured Party in writing, to the Generation Parties’ Knowledge, no underground storage tanks are currently located at the any of the Properties. The Company has provided the Assured Party with true, correct and complete copies of all environmental studies, tests and reports in the possession or control of Company or any Subsidiary.

(f) Taxes. The Company and each of the Subsidiaries has, since its formation through the consummation of the Transactions, been treated as an entity that is disregarded from its owner for federal and applicable state and local income Tax purposes, and has not made an election pursuant to Treasury Regulations Section 301.7701-3 to be treated as an association taxable as a corporation for federal income Tax purposes. The Company and each of the Subsidiaries has: (i) timely filed (taking into account any applicable extensions) all Tax Returns required by Law to be filed by it as of the Agreement Date, and all such Tax Returns have been properly completed in compliance with all applicable Law, and are true, correct and complete in all material respects; and (ii) timely paid all Taxes shown to be due on any such Tax Returns, and all other Taxes due and payable. All deposits, Taxes and other assessments and levies required by Law to be made, withheld, collected or provided for by the Company including deposits with respect to Taxes constituting employees’ income withholding Taxes, have been duly made, withheld, collected or provided for and have been paid over to the proper federal, state or local authorities, or are held by the applicable Person for such payment, and Company has complied with all information reporting (including Internal Revenue Service Form 1099) and backup withholding requirements, including maintenance of required records with respect thereto. No liens arising from or in a connection with Taxes have been filed and are currently in effect against Company, the Subsidiaries their respective assets (including the Properties), except for liens for Taxes which are not yet due and payable. Neither the Company or any Subsidiary has waived any statute of limitations for the period of assessment or collection of Taxes or have executed or filed with the Internal Revenue Service (“IRS”) or any other Governmental Entity any agreement or document extending, or having the effect of extending, the period for assessment or collection of any Taxes. The Company is not a party to, is not bound by, and has no obligation under, any (A) Tax indemnity agreement. Tax sharing agreement, Tax allocation agreement or similar contract or arrangement, or (B) any closing or similar agreement, Tax abatement or similar agreement or any other agreements with any Governmental Entity with respect to any period for which the statute of limitations has not expired (in each case, whether written or unwritten). Neither the Company or any Subsidiary has any potential liability or obligation (for Taxes or otherwise) to any Person as a result of, or pursuant to, any such agreement, contract or arrangement. No audits, disputes claims, proceedings or other investigations are active or pending or, to the Company’s Knowledge, threatened with respect to any Tax Returns or Taxes of Owner. All real estate Taxes and assessments on the Properties for the year 2022 and the years prior thereto have been paid in full. No Claim has been received by the Company or any Subsidiary from any authority in any jurisdiction where Company or any of its Subsidiaries in which they do not file Tax Returns that it is, or may be, subject to taxation by or required to file Tax Returns with that jurisdiction, and to the Generation Parties’ Knowledge, no such Claim exists. There are no appeals or challenges (or other Tax certiorari proceedings) pending for real estate Taxes or assessments on the Properties for the year 2021 or any prior year. Neither the Company or any Subsidiary has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or as a result of similar liability, operation of Law, by contract or otherwise.

(g) Insurance. A list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties and operations, of the Company and each Subsidiary and each of the Properties is set forth on Schedule 5 and true, correct and complete copies (other than in de minimis respects) of such policies and bonds have been delivered to the Assured Party prior to the Effective Date. There is no Claim by the Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents or for which the Company or any Subsidiary would be required to pay any amount (other than a customary deductible). Schedule 6 lists all outstanding Claims and settlements under any insurance policies or bonds that have arisen since January 1, 2020. The Company finances the payment of its insurance premiums. All premium financing payments due and payable under all such policies and bonds have been paid, and to the Generation Parties’ Knowledge, the Company and each Subsidiary is otherwise in compliance with the terms and conditions of all such policies and bonds, except where the failure to so comply would not result in the inability of Company or any Subsidiary to collect fully under such policy or policies. Except as set forth on Schedule 7, such policies of insurance and bonds are in full force and effect, and all premiums have been paid in full. Neither the Company or any Subsidiary has received written notice from any insurance companies of (i) any threatened termination of any such policies or bonds or (ii) any defect or inadequacies in the Properties which have not been rectified.

(h) Existing Loan Documents. The Company has delivered to the Assured Party true, correct and complete copies of each of the documents relating to any existing loan (the “Existing Loan Documents”) (including all assignments, amendments, modifications, supplements and guaranties thereof). A true, correct and complete list of all of the Existing Loan Documents have been made available to the Assured Party. There are no documents, agreements or instruments governing, evidencing or securing any existing loan other than the Existing Loan Documents. Each of the Existing Loan Documents is in full force and effect. There exists no material default by the Company or any other party under any of the Existing Loan Documents, and neither the Company or any Subsidiary have received or delivered a written notice asserting a default by any party under any loan document. The principal outstanding balance of any existing loan, as of the Effective Date, after giving effect to the matters provided for in the JV Agreement is set forth on Schedule 9. All debt service, interest, amortization, loan fees and charges and other amounts currently due and payable under the Existing Loan Documents have timely been paid in full, and all other material obligations of Company (and its Affiliates) under the Existing Loan Documents have been timely performed.

Section 3. Miscellaneous.

3.1. Dispute Resolution. Any dispute between any parties to this Agreement concerning the terms of this Agreement, shall be resolved pursuant to Exhibit 6 of the JV Agreement.

3.2. Notices. Notices required or permitted to be given pursuant to the terms of this Agreement will be delivered (a) in person, (b) by FedEx, United Parcel Service, United Postal Service Express Mail Service or a similar internationally recognized overnight courier service, or (c) by email (provided that such email expressly states that it is intended to be a notice delivered hereunder), with a confirmation copy delivered by another method set forth in this Section 3.2. Notices will be deemed delivered (i) on the date of delivery, if in person, (ii) on the date actually received, if sent by a method set forth in clause (b) of this Section 3.2. or (iii) on the date of the email transmission, if sent by email (provided that a confirmation copy is delivered by another method set forth in this Section 5.2. which may be received after the email transmission). Notices will be delivered to the following addresses, subject to the right of any party to change the address at which it is to receive notice by written notice to the other party:

To the Assured Party: c/o Loci Capital Management CO., LLC
270 Clearwater Road N.
Suite C
Largo, FL 33770

Copy to: Berger Singerman LLP
350 East Las Olas Boulevard, Suite 1000
Fort Lauderdale, Florida 33301
Attention: James L. Berger, Esq.
Email: jberger@bergersingerman.com

To Generation: Generation Income Properties, L.P.
c/o Generation Income Properties, Inc.
401 E. Jackson Street, Suite 3300
Tampa, FL 33602

Copy to: Trenam Law
101 E. Kennedy Blvd., Suite 2700
Tampa, FL 33602
Attn: Timothy Hughes
Email: THughes@Trenam.com

3.3. Integration: Modification and Amendments. This Agreement and the other Closing Documents set forth the entire understanding of the Assured Party and Generation with the respect to the matters which are the subject of this Agreement, superseding and/or incorporating all prior or contemporaneous oral or written agreements. No agreements, covenants, representations or warranties, electronic, written, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party other than those set forth expressly in this Agreement. This Agreement may be changed, modified, or amended only by an instrument in writing executed by the party against whom the enforcement of such change, modification or amendment is sought.

3.4. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon, and is intended solely for the benefit of, the Assured Party and its respective heirs, personal representatives, successors, and assigns. No party hereto shall assign this Agreement without the prior written consent of all of the other parties hereto, which consent may be withheld in such parties’ sole discretion. Any such permitted assignment shall not relieve the assignor from any Liability under this Agreement.

3.5. Counterparts. This Agreement may be executed in counterparts, including PDF counterparts, each of which will be deemed to be an original and all of which are one and tire same assignment, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by PDF transmission shall be effective delivery of a manually executed counterpart of this Agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

3.6. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of this Agreement shall nonetheless remain in full force and effect.

3.7. Limited Third Party Beneficiaries. The provisions of this Agreement and the other Closing Documents are and will be for the benefit of the parties hereto only, and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement.

3.8. WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT, TO THE EXTENT SUCH PARTY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT SUCH PARTY MAY LEGALLY DO SO, EACH PARTY TO THIS AGREEMENT HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

3.9. Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of Florida, and in the event of any litigation concerning the terms of this Agreement, exclusive venue thereof will be in the County.

3.10. Indemnification by Generation. Subject to the other terms and conditions of this Agreement, Generation shall indemnify and defend each of the Assured Party and Assured Party’s Affiliates and their respective Representatives (collectively, the "Assured Party Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Assured Party Indemnitees based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties of Generation contained in this Agreement. Notwithstanding anything to the contrary, (a) Generation shall not be liable to the Assured Party

Indemnitees for indemnification under this Section 3.10 until the aggregate amount of all Losses in respect of indemnification under Section 3.10 exceeds fifty thousand dollars ($50,000) (the "Deductible"), in which event Generation shall only be required to pay or be liable for Losses in excess of the Deductible, and (b) the aggregate amount of all Losses for which Generation shall be liable pursuant to Section 3.10 shall not exceed an amount equal to the Investment. The parties acknowledge and agree that from and after the date hereof, except for rights and remedies available to Assured Party pursuant to the JV Agreement, the Assured Party’s sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement (a “Claim”), shall be pursuant to the indemnification provisions set forth in this Sections 3.10 and 3.11; provided, however, that Assured Party shall not be entitled to recover duplicate damages under both this Agreement and JV Agreement for matters arising out of the same Claim.

3.11. Payment and Procedure for General Indemnification.

(a) Claim or Liability. In the event that the Assured Party suffers Losses indemnifiable hereunder, the Assured Party shall promptly send, after obtaining knowledge of the incurrence of any such indemnifiable Liability, a written notice for such Claim of its intent to seek indemnity, describing the Liability in reasonable detail and enclosing copies of any applicable documents supporting such Claim (an “Indemnity Notice”) to Generation. The delay or failure of the Assured Party to give Generation the Indemnity Notice shall not release Generation of Liability under this Agreement except to the extent that Generation’s ability to defend such Claim or Liability is actually and materially prejudiced by the delay or failure to give such notice. Within fifteen (15) calendar days after the receipt by Generation of the Indemnity Notice, Generation either (i) shall pay to the Assured Party an amount equal to the indemnifiable Liability or (ii) shall object to such Claim, in which case Generation shall give written notice to the Assured Party of such objection, together with the reasons therefor, it being understood that the failure of Generation to so timely object shall preclude Generation from asserting any Liability, defense or counterclaim relating to Generation’s failure to pay any indemnifiable Liability. Generation’s objection shall not, in and of itself, relieve Generation from its obligations under this Agreement. Within fifteen (15) calendar days after the giving of any such notice of objection, the Assured Party and Generation shall negotiate in a bona fide attempt to resolve the subject of the Indemnity Notice. In the event that the parties are unable to resolve the subject of the Indemnity Notice, within fifteen (15) calendar days after the giving of such notice of objection, then the subject of such Indemnity Notice shall be submitted to a court of competent jurisdiction for resolution.

(b) Third Party Claim or Liability. Notwithstanding the terms of Section 3.11.a) in the event the facts giving rise to the Claim for indemnification under this Agreement shall involve any Claim or threatened Claim by any third party (each, a “Third Party Claim”), then Generation shall defend such Third Party Claim in the name of the applicable party at its own expense and through counsel of its own choosing which is reasonably acceptable to the Assured Party:

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

GENERATION PARTIES:

GENERATION INCOME PROPERTIES, L.P.

By: /s/ David Sobelman
Name: David E. Sobelman
Its: Chief Executive Officer

ASSURED PARTY:

LC2-NNN PREF, LLC

By: Loci-Capital Management Co., LLC,
its Manager

By: /s/ Michael Phillips
Name: Michael J. Phillips
Its: Manager

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